UNITED STATES	OMB APPROVAL
SECURITIES AND EXCHANGE OMMISSION	OMB Number: 3235-0059
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.         )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule §240.14a-12

ENVIRONMENTAL POWER CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor
Portsmouth, New Hampshire 03801

July 21, 2005

Dear Fellow Stockholders:

I am pleased to invite you to join us for the Environmental Power Corporation 2005 Annual Meeting of Stockholders to be held on Thursday, August 11, 2005 at 11:00 a.m., local time, at the Hyatt Harborside Hotel, 100 Harborside Drive, Boston, MA 02128. Details about the meeting, nominees for the Board of Directors and other matters to be acted on are presented in the Notice of 2005 Annual Meeting of Stockholders and Proxy Statement that follow.

In addition to Annual Meeting formalities, we will report to stockholders generally on Environmental Power’s business, and will be pleased to answer stockholders’ questions relating to Environmental Power.

We hope you plan to attend the Annual Meeting. Please exercise your right to vote by signing, dating and returning the enclosed proxy card as described in the Proxy Statement, even if you plan to attend the meeting. You may also vote by proxy by telephone.

On behalf of Environmental Power’s Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Yours sincerely,

Joseph E. Cresci
Chairman and Secretary

YOUR VOTE IS IMPORTANT PLEASE TAKE TIME TO VOTE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE ENVIRONMENTAL POWER THE EXPENSE OF ADDITIONAL SOLICITATION.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor
Portsmouth, New Hampshire 03801

NOTICE OF 2005 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On August 11, 2005

To our stockholders:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders of Environmental Power, Inc. will be held on Thursday, August 11, 2005 at 11:00 a.m., local time, at the Hyatt Harborside Hotel, 100 Harborside Drive, Boston, MA 02128. At the annual meeting, stockholders will consider and vote on the following matters:

1.	The election of nine members to our board of directors to serve for a term of one year.

2.	The approval of our 2005 Equity Incentive Plan and the reservation of 1,200,000 shares of our common stock for issuance thereunder.

3.	The ratification of our board of directors’ selection of Vitale, Caturano & Company, Ltd. as our independent auditors for the fiscal year ending December 31, 2005.

4.	Such other business as may properly come before the annual meeting or any adjournment thereof.

Stockholders of record at the close of business on June 15, 2005 are entitled to notice of, and to vote at, the annual meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. Our stock transfer books will remain open for the purchase and sale of our common stock.

We hope that all stockholders will be able to attend the annual meeting in person. However, in order to ensure that a quorum is present at the meeting, please complete, date, sign and promptly return the enclosed proxy card whether or not you expect to attend the annual meeting. A postage-prepaid envelope, addressed to American Stock Transfer & Trust Company, our transfer agent and registrar, has been enclosed for your convenience. You may also vote by proxy by telephone. If you attend the meeting, your proxy will, upon your written request, be returned to you and you may vote your shares in person.

All stockholders are cordially invited to attend the meeting.

By order of the Board of Directors,

Portsmouth, New Hampshire July 21, 2005	Joseph E. Cresci Chairman and Secretary

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE THE REPRESENTATION OF YOUR SHARES AT THE ANNUAL MEETING, PLEASE VOTE AS SOON AS POSSIBLE.

ENVIRONMENTAL POWER CORPORATION

One Cate Street, 4th Floor
Portsmouth, New Hampshire 03801

PROXY STATEMENT
For the 2005 Annual Meeting of Stockholders
To Be Held On August 11, 2005

This proxy statement and the enclosed proxy card are being furnished by Environmental Power Corporation in connection with the solicitation of proxies by our board of directors for use at our 2005 Annual Meeting of Stockholders to be held on Thursday, August 11, 2005 at 11:00 a.m., local time, at the Hyatt Harborside Hotel, 100 Harborside Drive, Boston, MA 02128, and of any adjournment thereof.

All proxies will be voted in accordance with your instructions. If no choice is specified, the proxies will be voted in favor of the matters set forth in the accompanying Notice of Meeting. Any proxy may be revoked by a stockholder at any time before it is exercised by delivery of written revocation to our Secretary or by appearing at the meeting and voting in person.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 is being mailed to stockholders with the mailing of these proxy materials on or about July 21, 2005 in satisfaction of the requirements of Rule 14a-3 under the Securities Exchange Act of 1934.

A copy of any exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2004 not included in the copy of the Annual Report accompanying this proxy statement, will be furnished to any stockholder upon written or oral request, for payment of a fee which will be limited to our reasonable expenses in furnishing such exhibit. Any such requests should be directed to Environmental Power Corporation, Attention of Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801; telephone: (603) 431-1780.

Voting Securities and Votes Required

Stockholders of record at the close of business on June 15, 2005 will be entitled to notice of and to vote at the annual meeting. On that date, 7,417,558 shares of our common stock were issued and outstanding. Each share of common stock entitles the holder to one vote with respect to all matters submitted to stockholders at the meeting. We have no other securities entitled to vote at the meeting.

The representation in person or by proxy of at least a majority of the shares of common stock issued, outstanding and entitled to vote at the annual meeting is necessary to establish a quorum for the transaction of business. If a quorum is not present, the meeting will be adjourned until a quorum is obtained.

Directors are elected by a plurality of votes cast by stockholders entitled to vote at the meeting. To be approved, any other matters submitted to our stockholders, including the approval of our 2005 Equity Incentive Plan and the ratification of Vitale, Caturano & Company, Ltd. as our independent auditors, require the affirmative vote of the majority of shares present in person or represented by proxy at the annual meeting. The votes will be counted, tabulated and certified by a representative of American Stock Transfer & Trust Company, who will serve as the inspector of elections at the annual meeting.

Shares which abstain from voting as to a particular matter, and shares held in “street name” by banks, brokers or other nominees who indicate on their proxy cards that they do not have discretionary authority to vote such shares as to a particular matter, which we refer to as “broker non-votes,” will be counted for the purpose of determining whether a quorum exists but will not be considered as present and entitled to vote with respect to a particular matter. Accordingly, neither abstentions nor broker non-votes will have any effect upon the outcome of voting with respect to any matters voted on at the annual meeting.

Stockholders may vote in person or by proxy. Voting by proxy will not in any way affect a stockholder’s right to attend the meeting and vote in person. Any stockholder voting by proxy has the right to revoke the proxy at any time before the polls close at the annual meeting by giving our Secretary a duly executed proxy card bearing a later date than the proxy being revoked at any time before that proxy is voted, by voting again by telephone or by appearing at the meeting and voting in person. The shares represented by all properly executed proxies received in time for the meeting or voted by proxy by telephone will be voted as specified. If the shares you own are held in your name and you do not specify in the proxy card how your shares are to be voted, they will be voted in favor of the election as directors of those persons named in this proxy statement, in favor of approval of the 2005 Equity Incentive Plan and in favor of the ratification of Vitale, Caturano & Company, Ltd. as our independent auditors. If any other items properly come before the meeting, the persons named in the accompanying proxy intend to vote, or otherwise act, in accordance with their best judgment. If the shares you own are held in “street name,” the bank, broker or other nominee, as the record holder of your shares, is required to vote your shares in accordance with your instructions. In order to vote your shares held in “street name,” you will need to follow the directions your bank, broker or other nominee provides you.

If your shares are registered directly in your name, you may vote:

•	By Telephone. Call (800) 776-9437 toll-free from the United States or Canada and follow the instructions. You must specify how you want your shares voted and confirm your vote at the end of the call or your telephone vote cannot be completed. Your shares will be voted according to your instructions.

•	By Mail. Complete, date and sign the enclosed proxy card and mail it in the enclosed postage-paid envelope to Mellon Investor Services. Your proxy will be voted according to your instructions. If you do not specify how you want your shares voted, they will be voted as recommended by our Board of Directors.

•	In Person at the Meeting. If you attend the meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

If your shares are held in “street name” (held for your account by a bank, broker or other nominee), you may vote:

•	Over the Internet or By Telephone. You will receive instructions from your broker or other nominee if you are permitted to vote over the Internet or by telephone.

•	By Mail. You will receive instructions from your broker or other nominee explaining how to vote your shares.

•	In Person at the Meeting. Contact the broker or other nominee that holds your shares to obtain a broker’s proxy card and bring it with you to the meeting. A broker’s proxy is not the form of proxy enclosed with this proxy statement. You will not be able to vote shares you hold in street name at the meeting unless you have a proxy from your broker issued in your name giving you the right to vote the shares.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you upon written or oral request to Environmental Power Corporation, Attention of Corporate Secretary, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801, Telephone (603) 431-1780. If you want to receive separate copies of the proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and phone number.

STOCK OWNERSHIP INFORMATION

BENEFICIAL OWNERSHIP OF DIRECTORS, OFFICERS AND 5% STOCKHOLDERS

The following tables set forth certain information regarding the beneficial ownership of our common stock. Beneficial ownership is determined in accordance with the applicable rules of the Securities and Exchange Commission and includes voting or investment power with respect to shares of our common stock. The information set forth below is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares deemed beneficially owned in this table does not constitute an admission of beneficial ownership of those shares. Unless otherwise indicated, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock, except, where applicable, to the extent authority is shared by spouses under community property laws.

5% OR GREATER STOCKHOLDERS

The following table sets forth as of May 31, 2005 the name of each person who, to our knowledge, owned beneficially more than 5% of the shares of our common stock outstanding at such date and the number of shares owned by each of such persons and the percentage of the class represented thereby.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
Joseph E. Cresci c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	904,981	(2)	12.0%
Kamlesh R. Tejwani c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	571,429	(3)	7.2%
Donald A. Livingston c/o Environmental Power Corporation One Cate Street, 4th Floor Portsmouth, NH 03801	537,680	(4)	7.1%

(1)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record. Shares of Common Stock subject to options or warrants currently exercisable or exercisable within 60 days of May 31, 2005 are deemed outstanding for computing the number and the percentage of outstanding shares beneficially owned by the person holding such options but are not deemed outstanding for computing the percentage beneficially owned by any person.

(2)	Includes 544,816 shares held in the Joseph E Cresci Revocable Trust U/T/A DTD 4/3/96 of which Mr. Cresci is the trustee and 8,532 shares held in the Joseph J Cresci & Mildred E Cresci Trust, as to which Mr. Cresci has shared voting and investment power. Mr. Cresci also has beneficial ownership in such shares that are evidenced by voting trust certificates held by The Cresci Family Limited Partnership of which Mr. Cresci is the sole general partner with sole dispositive power. The voting trust has 142,857 shares, deposited on November 20, 1996, and David K. Mulhern has beneficial ownership in his capacity as trustee with sole voting power. The trust has a maximum duration of 50 years. Includes 142,858 shares that Mr. Cresci has the right to acquire pursuant to currently exercisable stock options. Does not include 2,857 shares owned by Mr. Cresci’s wife, as to which shares Mr. Cresci has neither voting nor investment power and as to which shares he disclaims beneficial ownership.

(3)	Includes 571,429 shares that Mr. Tejwani has the right to acquire pursuant to currently exercisable stock options.

(4)	Includes 142,858 shares that Mr. Livingston has the right to acquire pursuant to currently exercisable stock options.

DIRECTORS, DIRECTOR NOMINEES AND NAMED EXECUTIVE OFFICERS

The following table sets forth as of May 31, 2005 the number and percentage of outstanding shares of common stock beneficially owned by our directors, director nominees, named executive officers, and directors and officers as a group.

Name of Director/Officer & Date First Joined EPC (1)	Positions and Offices	Amount and Nature of Beneficial Ownership(2)		Percentage of Class
Joseph E. Cresci — 1982	Chairman and Director	904,981	(3)	12.0%
Kamlesh Tejwani — 2003	President and Chief Executive Officer	571,429	(4)	7.2%
Donald A. Livingston — 1982	Executive Vice President	537,680	(5)	7.1%
Robert I. Weisberg — 1994	Director	151,181	(6)	2.0%
Jessie Knight, Jr. — 2002	Director	51,594	(7)	*
August Schumacher — 2002	Director	53,857	(8)	*
John Cooper — 2003	Director	30,166	(9)	*
R. Jeffrey Macartney — 2002	Former Chief Financial Officer	28,917	(10)	*
Steven Kessner	Director nominee	201,829	(11)	2.7%
Lon Hatamiya	Director nominee	0
All Directors and Officers as a Group	(8 Individuals)	2,329,805	(12)	27.3%

* Less than 1%

(1)	Each of the named individuals has an address c/o Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801.

(2)	Except as otherwise indicated, the named person has sole voting and investment power with respect to the shares. Except as indicated in the following notes all shares are held beneficially and of record.

(3)	See footnote 2 to the preceding table.

(4)	See footnote 3 to the preceding table.

(5)	See footnote 4 to the preceding table.

(6)	Includes 102,146 shares that Mr. Weisberg has the right to acquire pursuant to currently exercisable stock options and warrants and 7,143 shares which Alco Financial Services, LLC has the right to acquire pursuant to currently exercisable warrants. Mr. Weisberg is the President and Chief Executive Officer of Alco Financial Services, Inc.

(7)	Includes 35,715 shares that Mr. Knight has the right to acquire pursuant to currently exercisable stock options.

(8)	Includes 50,001 shares that Mr. Schumacher has the right to acquire pursuant to currently exercisable stock options.

(9)	Includes 28,572 shares that Mr. Cooper has the right to acquire pursuant to currently exercisable stock options.

(10)	Includes 17,859 shares Mr. Macartney has the right to acquire pursuant to currently exercisable stock options and 3,572 shares that Mr. Macartney has the right to acquire pursuant to stock options that are exercisable within 60 days of May 31, 2005. Mr. Macartney’s employment with us terminated on June 29, 2005.

(11)	Includes (i) 171,829 outstanding shares and 23,571 shares subject to currently exercisable warrants held by RE Funding, LLC, of which Mr. Kessner is the sole officer and director and over which he has sole voting and investment control, (ii) 3,000 shares held by the Adam Kessner Trust, 3,000 shares held by the Michael Kessner Trust, 3,000 shares held by the Richard Kessner Trust and 3,000 shares held by the Robert Kessner Trust; Mr. Kessner is the sole trustee of each of the foregoing trust and has sole voting and investment control over the shares held by such trusts and (iii) 3,000 shares held as custodian for Jonathan Kessner, over which Mr. Kessner exercises sole voting and investment control.

(12)	Includes 1,102,153 shares that directors and officers have the right to acquire pursuant to various stock options or warrants that are currently exercisable or exercisable within 60 days of May 31, 2005.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file initial statements of beneficial ownership (Form 3), and statements of changes in beneficial ownership (Forms 4 or 5), of our common stock and other equity securities with the Securities and Exchange Commission, or SEC. Officers, directors and 10% or greater stockholders are required by SEC regulation to furnish us with copies of all such forms they file.

We believe, based solely on our review of the copies of forms we have received, or written representations from certain reporting persons, that no additional forms were required for those persons and that our officers, directors and 10% or greater beneficial owners complied with all filing requirements applicable to them for 2004, except for the following:

2004 Section 16(a) Reporting Compliance
Individual	Form	Reason of Event – Transaction Code	Number of Shares/ Options Granted	Granted Under	Date of Event	Reporting Time Allowance	Date Form Filed with SEC	Filing Late by
R. Jeffrey Macartney	4	A	42,857	2001 Stock Incentive Plan	12/16/2003	2 business days	1/23/2004	38 days
Joseph E. Cresci	4	A	9,966	2003 Incentive Compensation Plan	3/15/2004	2 business days	3/18/2004	1 day
John R. Cooper	4	A	797	2003 Incentive Compensation Plan	3/15/2004	2 business days	3/18/2004	1 day
Jessie J. Knight Jr.	4	A	1,594	2003 Incentive Compensation Plan	3/15/2004	2 business days	3/18/2004	1 day
Donald A. Livingston	4	A	3,322	2003 Incentive Compensation Plan	3/15/2004	2 business days	3/18/2004	1 day
R. Jeffrey Macartney	4	A	1,771	2003 Incentive Compensation Plan	3/15/2004	2 business days	3/19/2004	2 days
August Schumacher Jr.	4	A	1,594	2003 Incentive Compensation Plan	3/15/2004	2 business days	3/18/2004	1 day
Robert I. Weisberg	4	A	1,594	2003 Incentive Compensation Plan	3/15/2004	2 business days	3/18/2004	1 day

PROPOSAL ONE — ELECTION OF DIRECTORS

Our board of directors currently consists of seven members, serving for one-year terms. Each of the current members of our board of directors has been nominated to stand for reelection as a director at the 2005 Annual Meeting. In addition, on May 31, 2005, the Nominating Committee of our board of directors, acting pursuant to delegated authority, voted to increase the number of members of the board of directors from seven to nine, and to propose two additional nominees to stand for election as directors at the 2005 Annual Meeting.

At the 2005 Annual Meeting, stockholders will have an opportunity to vote for directors. The persons named in the enclosed proxy card will vote to elect these nine nominees as directors, unless you withhold authority to vote for the election of any or all nominees by marking the proxy card to that effect. Each of the nominees has indicated his or her willingness to serve, if elected. However, if any or all of the nominees should be unable or unwilling to serve, the proxies may be voted for a substitute nominee designated by our board of directors, or our board of directors may reduce the number of directors.

BOARD RECOMMENDATION

The board of directors recommends a vote “FOR” the election of each of the director nominees.

The following paragraphs provide information as of the date of this proxy statement about each member of our board of directors, each of whom is standing for reelection to the board, as well as the new director nominees. The information presented includes information about each director, including his or her age, all positions and offices he or she holds with us, his or her length of service as a director, his or her principal occupation and employment for the past five years, and the names of other publicly-held companies of which he or she serves as a director. Information about the number of shares of common stock beneficially owned by each director, our named executive officers and all directors and executive officers as a group, as of May 31, 2005, appears under the heading “Stock Ownership Information.”

No director or executive officer is related by blood, marriage or adoption to any other director or executive officer. No arrangements or understandings exist between any director or person nominated for election as a director and any other person pursuant to which such person is to be selected as a director or nominee for election as a director.

Current Directors Standing for Reelection (Terms to Expire at the 2006 Annual Meeting)

Joseph E. Cresci, age 63, is a founder of our company and has served as our Chairman since inception in 1982 and as Chief Executive Officer from 1982 to July 2003. Previously, Mr. Cresci had held other senior management positions including CEO/Owner of a distribution business and President/COO of a subsidiary of a New York Stock Exchange listed company. Mr. Cresci holds an A.B. degree from Princeton University and a law degree from Cornell Law School and was a member of the Pennsylvania and Massachusetts bars. Currently, Mr. Cresci is a member of the Boards of Trustees of the Wang Center for the Performing Arts and the Commonwealth Shakespeare Company and is an overseer of the Boston Lyric Opera and Huntington Theater Company, all in Boston, Massachusetts.

Kamlesh R. Tejwani, age 44, became our President and Chief Executive Officer effective July 3, 2003. Mr. Tejwani served as President of Target Capital Corporation, a private equity firm, from May 1996 to June 2003. His responsibilities included structuring and implementing investments for an offshore investment fund and assisting operating companies in operational and strategic planning. From April 1990 until December 1995, he served as the Chairman and Chief Executive Officer of Air-Cure Technologies, Inc., a manufacturer and marketer of air pollution control systems.

Donald A. (Andy) Livingston, age 62, is a director and a founder of our company and has served as our Executive Vice President since inception and as our President and Chief Operating Officer from September 1991 to July 2003. In addition, he served as President and Chief Operating Officer of Microgy from July 2002 until June 2005. Mr. Livingston was previously President and Chief Executive Officer of Green Mountain Outfitters, Inc., a manufacturer and distributor of industrial plastic parts. He has also been a partner in a financial services firm, Capital Resources, Inc., where he was involved in obtaining debt and equity funds.

John R. Cooper, age 57, has been a director since 2003. Since 2002, he has been President of Finance of Energy Advisory Services, LLC, a financial structuring and energy consulting group. Until 2002, Mr. Cooper was a founding member of the management team at PG&E’s National Energy Group (and predecessor companies). As Senior Vice President — Finance, Treasurer and Principal Financial Officer, he oversaw all aspects of structuring and arranging financing for National Energy Group’s projects, energy trading operations, mergers and acquisitions and equity sell-downs, and was responsible for all corporate finance, treasury and insurance activities. Previously, he spent eight years with Bechtel Financing Services, Inc., where he was responsible for structuring and arranging financing for large infrastructure and energy projects. He spent three years as chief financial officer of a European oil, shipping, banking and venture capital group in Geneva, Switzerland. He is a former member of the Board of Directors of Criimi Mae, a commercial mortgage-backed securities investment company, and is currently an Advisory Director of Republic Financial Corporation, and advisory director of EC3 Advisors, LLC, manager of the InvestLinc Energy Capital3 Fund. He is also a founding principal of Ocean Renewable Power Company, LLC. Mr. Cooper holds a bachelor’s degree from Trinity College (Connecticut), a master’s degree in development economics and international studies from the Johns Hopkins Nitze School of Advanced International Studies, and a master’s degree in finance from the Kellogg Graduate School of Management at Northwestern University.

Jessie J. Knight, Jr., age 54, has been a director since 2002. Since 1998, Mr. Knight has been the President and Chief Executive Officer of the San Diego Regional Chamber of Commerce. From 1993 through 1998, under Governor Pete Wilson, Mr. Knight served as Commissioner of the California Public Utilities Commission, responsible for regulatory oversight of the electric, gas, telecommunications and transportation industries of the state. Mr. Knight was the Vice President of Marketing for the San Francisco Chronicle and San Francisco Examiner newspapers for seven years. He spent ten years in senior management positions in finance and marketing for Castle & Cooke Foods in its domestic and Latin American operations. In its largest subsidiary and now a private company, the Dole Foods Company, he spent five years in senior marketing positions and as Director of Marketing for its U.S. and Canadian canned pineapple and juice businesses. Mr. Knight serves on the boards of the San Diego Padres Baseball Club, Alaska Airlines, and Avista Corporation. He was former Vice Chairman of the World Affairs Council of California and is a standing member of the Council on Foreign Relations. Mr. Knight is a graduate of St. Louis University, a fellow of the University of Madrid and has a masters degree in business administration from the University of Wisconsin, Madison.

August Schumacher, Jr., age 65, has been a director since 2002. Mr. Schumacher served as the third-highest ranking official in the United States Department of Agriculture in the Farm and Foreign Agricultural Service from 1997 to 2001. During this time, he was also President of the USDA’s Commodity Credit Corporation. Prior to his appointment, he directed the Department’s Foreign Agricultural Service. Earlier, Mr. Schumacher was the Senior Agricultural Project Manager for World Bank and also served as the Commissioner of Food and Agriculture for the Commonwealth of Massachusetts. He also serves as a consultant for W.K.K. Kellogg Foundation and, since 2001, has directed the Washington office of the SJH and Company of Boston, Massachusetts, a consulting firm.

Robert I. Weisberg, age 58, has been a director since 1994. He is President and Chief Executive Officer of Alco Financial Services, LLC, a commercial asset-based lending company, and Chairman and CEO of Oceans Casino Cruises, Inc., an operator of casino cruise ships. He was the former President and Chief Executive Officer of Pro-Care Financial Group, Inc., and has held the positions of President and CEO of Fleet Credit Corporation and Executive Vice-President of Fleet Financial Group. A graduate of Northeastern University, he received the Executive Award from a joint program sponsored by Williams College and the Harvard Graduate School of Business. Past Chairman and President of the Commercial Finance Association, he is presently a member of the Commercial Finance Association’s Education Foundation. Mr. Weisberg is a trustee of the Monterey Mutual Fund, and has served on numerous other public, corporate and non-profit community boards. He is a Governing Member of the Reed Union School Board and Chair of Fundraising.

New Director Nominees Standing for Election (Terms to Expire at the 2006 Annual Meeting)

Lon Hatamiya, age 46, has been a Director of LEGC, LLC, an international expert consulting firm serving businesses and public agencies specializing in economic analysis and development, intellectual property valuation, international trade and related matters, since January 2004. From December 2003 to March 2004, he was an advisor to Declare Yourself, a non-profit, non-partisan organization focused on motivating young voters. From January 1999 to November 2003, Mr. Hatamiya was Secretary of the State of California’s Technology, Trade and Commerce Agency and Chairman of the Board of the California Infrastructure and Economic Development Bank. From September 1993 to January 1999, Mr. Hatamiya held various positions in the United States Department of Agriculture, including Vice President of the Credit Commodity Corporation, and Administrator of the Agricultural Marketing Service and the Foreign Agricultural Service. He also practiced law with the international firm of Orrick, Herrington and Sutcliffe. Mr. Hatamiya holds a B.A. in Economics from Harvard University, an M.B.A. in International Business and Entrepreneurial Studies from the UCLA Anderson Graduate School of Management, and a J.D. from the UCLA School of Law.

Steven Kessner, age 52, has been the Chairman of the Board and President of The R.E. Group since 1981. In this capacity, Mr. Kessner has overseen the management and operation of the various real estate holding companies and construction and management companies of which The R.E. Group is the parent, which together own and manage approximately sixty multi-family and commercial buildings in Manhattan comprised of almost 1,400 units and 100,000 square feet of commercial space and are focused on further commercial development. Mr. Kessner holds a B.S. in Economics from Dartmouth College.

IDENTIFICATION OF OTHER EXECUTIVE OFFICERS

John F. O’Neill, age 48, has been our Chief Financial Officer and Treasurer since July 1, 2005. From September 2002 to February 2004, Mr. O’Neill was Vice President, Finance, Chief Financial Officer and Treasurer of Constellation NewEnergy, a leading competitive supplier of electricity, natural gas and energy-related services to over 5,000 commercial and industrial customers throughout North America. From February 2000 until September 2002, Mr. O’Neill first served as Chief Financial Officer of the East Region of AES NewEnergy and subsequently Vice President of Finance/Chief Financial Officer of AES NewEnergy. From 1997 to October 1999 and from March 2004 through June 2005, Mr. O’Neill was a principal of EGB Consulting, Inc., a consulting firm providing advice on mergers, acquisitions, business sales, turnaround management and recapitalizations, where he served as an outsourced chief financial officer for several clients, including serving in this capacity for National Energy Choice, an energy aggregation company of which Mr. O’Neill later became a partner, from October 1997 to February 2000. Mr. O’Neill was an accountant with KPMG Peat Marwick LLP (now KMPG LLP) from 1983 to 1996, attaining the position of Senior Manager. Mr. O’Neill holds a B.S. in Accounting from Bentley College.

Randall L. Hull, age 54, has been President and Chief Operating Officer of our subsidiary, Microgy, Inc., since July 1, 2005. From July 2004 through June 2005, Mr. Hull was a Senior Marketing Strategy/Sales Effectiveness Consultant with Prime Resource Group, a consulting firm. From 1988 through June 2004, Mr. Hull held several management and executive leadership positions with various subsidiaries of BOC Gases, a leading global industrial gases, vacuum technologies and distribution services company, including serving as: Vice President, Industrial Water Outsourcing of BOC’s subsidiary, Environmental Management Corp., a water services company, from 2003 to June 2004; Vice President and General Manager, Major Customer Group for BOC Gases, from 2000 to 2003; and Vice President and General Manager, Central Region for BOC Gases — U.S., from 1997 to 2000. Mr. Hull holds a B.S. in mechanical engineering from Lehigh University and an MBA from Harvard University.

CORPORATE GOVERNANCE

GENERAL

We believe that good corporate governance is important to ensure that Environmental Power Corporation is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted.

BOARD DETERMINATION OF INDEPENDENCE

Under applicable American Stock Exchange rules, a director will only qualify as an “independent director” if, in the opinion of our board of directors, that person does not have a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our board of directors has determined that none of Messrs. Cooper, Knight, Schumacher, Weisberg or Hatamiya has a material relationship with our company which would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and therefore, that each of these directors, or, in the case of Mr. Hatamiya, nominee for director, is “independent” within the meaning of Section 121A of the Amex Company Guide.

BOARD OF DIRECTORS MEETINGS AND ATTENDANCE

The board of directors has responsibility for establishing broad corporate policies and reviewing our overall performance rather than day-to-day operations. The primary responsibility of our board of directors is to oversee the management of our company and, in doing so, serve the best interests of the company and our stockholders. The board of directors selects, evaluates and provides for the succession of executive officers and, subject to stockholder election, directors. It reviews and approves corporate objectives and strategies, and evaluates significant policies and proposed major commitments of corporate resources. Our board of directors also participates in decisions that have a potential major economic impact on our company. Management keeps the directors informed of company activity through regular communication, including written reports and presentations at board of directors and committee meetings.

Our board of directors met eight times during the fiscal year ended December 31, 2004, either in person or by teleconference. During 2004, each of our directors attended at least 75% of the aggregate of the total number of board meetings held during the period each has been a director and the total number of meetings held by all committees on which each director then served.

We have no formal policy regarding director attendance at the annual meeting of stockholders, although all directors are expected to attend the annual meeting of stockholders if they are able to do so.

BOARD COMMITTEES

Our board of directors has established an audit committee, a compensation committee and a nominating committee. The members of each committee are appointed by our board of directors, upon recommendation of the Nominating committee, and serve one-year terms. Each of these committees operates under a charter that has been approved by the board of directors. We have posted current copies of each committee’s charter on the Corporate Governance section of our website, which can be found at www.environmentalpower.com. In addition, a copy of the Audit Committee charter, as in effect on the date of this proxy statement, is attached as Appendix A.

The board of directors has determined that all of the members of each of the board’s three standing committees are independent as defined under the rules of the American Stock Exchange, and, in the case of all members of the Audit Committee, that they meet the additional independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934.

AUDIT COMMITTEE

The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent auditor;

•	overseeing the work of our independent auditor, including through the receipt and consideration of certain reports from independent auditors;

•	reviewing and discussing with management and the independent auditors our annual and quarterly financial statements and related disclosures;

•	monitoring our internal control over financial reporting and disclosure controls and procedures;

•	establishing policies regarding hiring employees from the independent auditor and procedures for the receipt and retention of accounting-related complaints and concerns;

•	meeting independently with our independent auditors and management to discuss our financial statements, and other financial reporting and audit matters; and

•	preparing the audit committee report required by Securities and Exchange Commission rules (which is included in this proxy statement).

The members of the Audit Committee are Messrs. Cooper, Knight and Weisberg. Mr. Cooper serves as chair of the Audit Committee. The board of directors has determined that Mr. Cooper is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. The Audit Committee met four times in 2004.

COMPENSATION COMMITTEE

The Compensation Committee’s responsibilities include:

•	reviewing and recommending approval of the compensation of our executive officers;

•	overseeing the evaluation of our senior executives;

•	reviewing and making recommendations to the board of directors regarding incentive compensation and equity-based plans;

•	administering our stock incentive plans; and

•	reviewing and making recommendations to the board of directors regarding director compensation.

The members of the Compensation Committee are Messrs. Knight, Schumacher and Weisberg. The Compensation Committee met four times during 2004.

NOMINATING COMMITTEE

The Nominating Committee’s responsibilities include:

•	identifying individuals qualified to become board members;

•	recommending to the board the persons to be nominated for election as directors and to each of the board’s committees;

•	reviewing and making recommendations to the board with respect to senior management succession planning; and

•	overseeing an annual evaluation of the board.

The members of the Nominating Committee are Messrs. Cooper, Knight, Schumacher and Weisberg. As the Nominating Committee was established in November 2004, it did not meet in 2004.

DIRECTOR CANDIDATES

The process followed by the Nominating Committee to identify and evaluate director candidates includes requests to board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Committee and the board.

In considering whether to recommend any particular candidate for inclusion in the board’s slate of recommended director nominees, the Nominating Committee applies certain criteria, including

•	the candidate’s honesty, integrity and commitment to high ethical standards,

•	demonstrated financial and business expertise and experience,

•	understanding of our company, its business and its industry,

•	actual or potential conflicts of interest, and

•	the ability to act in the interests of all stockholders.

The Committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for each prospective nominee. We believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow our board to fulfill its responsibilities.

The Nominating Committee will consider director candidates recommended by stockholders or groups of stockholders who have owned more than 5% of our common stock for at least a year as of the date the recommendation is made. Stockholders may recommend individuals to the Nominating Committee for consideration as potential director candidates by submitting their names, together with appropriate biographical information and background materials and a statement as to whether the stockholder or group of stockholders making the recommendation has beneficially owned more than 5% of our common stock for at least a year as of the date such recommendation is made, to the Nominating Committee, c/o Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801. Assuming that appropriate biographical and background material has been provided on a timely basis, the Committee will evaluate stockholder- recommended candidates by following substantially the same process, and applying substantially the same criteria, as it follows for candidates submitted by others. We will generally consider stockholder nominations to be timely if they meet the criteria for timeliness for stockholder proposals, as described in this proxy statement under the heading “Stockholder Proposals.”

At the 2005 Annual Meeting, stockholders will be asked to consider the election of Messrs. Kessner and Hatamiya, who have been nominated for election as directors for the first time. Mr. Kessner was originally proposed as a director candidate to the Nominating Committee by Mr. Cresci, our Chairman and an executive officer, and Mr. Hatamiya was originally proposed as a director candidate to the Nominating Committee by Mr. Schumacher, a non-management director.

COMMUNICATING WITH THE INDEPENDENT DIRECTORS

The board will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chair of the Audit Committee is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chair of the Audit Committee, considers to be important for the directors to know. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we tend to receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to the board should address such communications to the Board of Directors, c/o Corporate Secretary, Environmental Power Corporation, One Cate Street, 4th Floor, Portsmouth, New Hampshire 03801. You should indicate on your correspondence that you are an Environmental Power stockholder.

Anyone may express concerns regarding questionable accounting or auditing matters or complaints regarding accounting, internal accounting controls or auditing matters to the Audit Committee by calling the voicemail box at 866-257-5577. Messages to the Audit Committee will be received by the chair of the Audit Committee and our Corporate Secretary. You may report your concern anonymously or confidentially.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed our audited financial statements for the fiscal year ended December 31, 2004 and has discussed these financial statements with our management and our independent auditors. Our management is responsible for the preparation of our financial statements and for maintaining an adequate system of disclosure controls and procedures and internal control over financial reporting for that purpose. Our independent auditors are responsible for conducting an independent audit of our annual financial statements in accordance with auditing standards generally accepted in the United States and issuing a report on the results of their audit. The Audit Committee is responsible for providing independent, objective oversight of these processes.

The Audit Committee has also received from, and discussed with, our independent auditors various communications that our independent auditors are required to provide to the Audit Committee, including the matters required to be discussed by Statement on Auditing Standards 61 (Communication with Audit Committees), which we refer to as SAS 61. SAS 61 (as codified in AU Section 380 of the Codification of Statements on Auditing Standards) requires our independent auditors to discuss with the Audit Committee, among other things, the following:

•	methods to account for significant unusual transactions;

•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•	disagreements with management regarding financial accounting and reporting matters and audit procedures.

Our independent auditors also provided the Audit Committee with the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). Independence Standards Board Standard No. 1 requires auditors annually to disclose in writing all relationships that in the auditor’s professional opinion may reasonably be thought to bear on independence, confirm their perceived independence and engage in a discussion of independence. The Audit Committee has discussed with the independent auditors their independence from our company.

Based on its discussions with management and the independent auditors, and its review of the representations and information provided by management and the independent auditors, the Audit Committee recommended to the board of directors that the audited financial statements be included in Environmental Power’ Annual Report on Form 10-K for the year ended December 31, 2004.

Respectfully submitted by the Audit Committee,

John R. Cooper, Chair
Jessie J. Knight, Jr.
Robert I. Weisberg

INDEPENDENT AUDITOR’S FEES

Deloitte & Touche LLP served as our independent auditors for the fiscal year ended December 31, 2003. Vitale, Caturano & Company, Ltd. served as our independent auditors for the fiscal year ended December 31, 2004. Please see Part II, Item 9 of our Annual Report on Form 10-K for more information regarding the change in our independent auditors. The fees billed for professional services rendered to us by Vitale, Caturano & Company, Ltd. and Deloitte & Touche LLP for the fiscal years ended December 31, 2003 and 2004 are described below.

Auditor	Year	Audit Fees (1)	Audit-Related Fees (2)	Tax Fees (3)	All Other Fees
Vitale, Caturano & Company, Ltd.	2004	$100,722	$69,593	$5,655	—
	2003	—	—	—	—
Deloitte & Touche LLP	2004	$10,500	$116,645	$61,601	—
	2003	$149,500	—	$18,090	$3,500

(1)	Comprised of professional services rendered in connection with the audit of our financial statements and the reviews of financial statements included in each of our Quarterly Reports on Form 10-Q for the years indicated.

(2)	Comprised of professional services rendered in connection with the preparation and review of registration statements filed with the Securities and Exchange Commission and other matters arising out of the audit of our financial statements and relating to the offerings to which such registration statements related, including the issuance of comfort letters.

(3)	Comprised of tax compliance, tax planning and tax advisory services rendered to us and our subsidiaries.

PRE-APPROVAL POLICY AND PROCEDURES

The Audit Committee has adopted a policy relating to the approval of all audit and non-audit services that are to be performed by our independent auditor. This policy generally provides that we will not engage our independent auditor to render audit or non-audit services unless the service is specifically approved in advance by the Audit Committee. All audit and non-audit services performed by our independent auditors during 2003 and 2004 were pre-approved by the Audit Committee.

COMPENSATION OF DIRECTORS

During 2004, each of our non-employee directors received $2,000, plus expenses, for each scheduled meeting of the board of directors or non-coincident meeting of a board committee that he or she attended. In addition, the chairman of the Audit Committee received $4,000 for each meeting of the Audit Committee attended. Furthermore, under our Restated 2002 Director Option Plan, each non-employee director receives 14,286 options on the date of his or her first election or appointment. In addition, each non-employee director receives 14,286 options on the date of the first board meeting following our annual meeting of stockholders. Effective June 1, 2005, we began paying each of our non-employee directors a monthly stipend of $1,000, and reduced the per meeting fee payable to them to $1,500.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 1993 and 1995, Messrs. Cresci and Livingston exercised options to purchase shares of our common stock. As payment for the exercise price of these stock options, we accepted promissory notes payable upon our demand from Messrs. Cresci and Livingston aggregating $332,875 and $428,281, respectively. In 2000, we asked that a portion of these notes be repaid using the proceeds from bonuses due to concerns about ongoing cash requirements. In April 2001, we received $1,500,000 pursuant to a settlement of the Sunnyside litigation and Messrs. Cresci and Livingston were allowed to each borrow $100,000. As of December 31, 2004, Messrs. Cresci and Livingston had aggregate balances due to us of $181,036 and $410,498, respectively under these notes and loans. Interest on these notes and loans, which is payable monthly at the Applicable Federal Rate, amounted to $11,881 in the aggregate during 2004 and has been fully collected from Messrs. Cresci and Livingston. Mr. Cresci also made principal repayments totaling $5,839 during 2004. In accordance with applicable federal law, we have adopted a policy of not making any new loans to our officers or directors.

On July 3, 2003, we entered into an Employment Agreement and a related Non-Statutory Stock Option Agreement with Mr. Tejwani. These agreements were amended on March 29, 2004. Under the terms of the Employment Agreement, as amended, Mr. Tejwani is an “at will” employee until the Renewal Date, which is defined as the closing of the sale of equity securities of the Company or its subsidiary, Microgy, Inc., referred to as Microgy, resulting in gross proceeds of at least $3,500,000. Provided that the Renewal Date occurs and neither the Company nor Mr. Tejwani has terminated his employment, Mr. Tejwani would be employed under the terms of the Employment Agreement until July 3, 2006. In accordance with the terms of the Employment Agreement, Mr. Tejwani receives an annual base salary of $225,000, subject to discretionary salary increases and annual discretionary bonuses determined by the Board of Directors. Other compensation and benefits include full health care coverage, paid vacation, the use of the company leased vehicle, and stock options under the terms of the Non-Statutory Stock Option Agreement. The original Non-Statutory Stock Option Agreement provided for options to acquire 714,286 shares of EPC’s common stock that would vest at exercise prices of $1.75, $7.00, and $10.50 over three different periods. The amended Non-Statutory Stock Option Agreement provides for options to acquire 571,429 shares of EPC’s common stock that are exercisable in two tranches. The first tranche consists of 357,143 options exercisable at $1.75. The second tranche consists of 214,286 options exercisable at $7.00, vesting upon the successful completion of one or more Qualified Financings, defined as the sale of equity securities of the Company or Microgy on or before July 3, 2006, provided that the first such financing results in gross proceeds of at least $3,500,000. The options were to vest in the same percentage as the percentage of $8,000,000 that the gross proceeds in each Qualified Financing represents, with such percentage applied to the lower-priced options first. As of March 31, 2005, all of Mr. Tejwani’s options had vested. If Mr. Tejwani’s employment is terminated after the Renewal Date but before July 3, 2006, he would receive a maximum of 12 months of salary and benefits.

Effective March 29, 2004, we issued 142,858 performance-based options each to Joseph E. Cresci, Chairman, and Donald A Livingston, Executive Vice President, as part of their executive compensation packages that also included a reduction in their base salaries to $225,000 each. The agreements relating to these options were amended and restated effective June 23, 2004 to clarify the vesting criteria, which relate to the successful completion of specific milestones related to the development of Microgy. These options have a term of 10 years, expiring on March 29, 2014, and are exercisable at a price of $7.00 per share. These options vested completely on September 23, 2004.

On April 1, 2005, we delivered to R. Jeffrey Macartney, then our Chief Financial Officer, a letter confirming the terms of Mr. Macartney’s employment with us. The employment letter, which is retroactive to July 1, 2004, provides for the following compensation terms:

•	An annual salary of $185,000;

•	A minimum annual bonus of $15,000, to be paid on each April 30 that Mr. Macartney remains employed by us;

•	The grant of an option to purchase 21,428 shares of our common stock (which option has already been granted);

•	Eligibility to participate in any bonus or incentive plan adopted by us;

•	100% medical and dental insurance coverage;

•	$10,000 in life insurance premiums;

•	Participation in our employee pension plan;

•	Participation in our 401(k) plan; and

•	Three weeks accrued vacation per year.

The employment letter further provided that, notwithstanding the fact that Mr. Macartney remained an employee-at-will, he would be entitled to participate in our 2004 Severance Pay Plan, and that, for purposes of the 2004 Severance Pay Plan, his severance period would be 12 months from the date of the termination of his employment. Mr. Macartney’s employment was terminated on June 29, 2005.

On March 15, 2004, we made grants of restricted stock awards to Messrs. Cresci, Livingston and Macartney under our 2003 Incentive Compensation Plan. Please see “Information about Executive Compensation — Summary Compensation Table” for more information.

On September 14, 2004, we entered into a consulting agreement with TSL Partners, LLC and the principals of TSL Partners, who include Mr. Kessner, one of our nominees for director, relating to the provision of consulting services in connection with project financial modeling, the preparation of a request for proposal for project debt financing from institutional lenders and the evaluation of and follow up on responses thereto for our subsidiaries, Microgy, Inc. and Microgy Financial Services, Inc. The consulting agreement was subsequently amended and restated on March 16, 2005. On June 29, 2005, we entered into a termination agreement relating to the amended and restated consulting agreement, pursuant to which TSL Partners wound up its services to us and we resolved all compensation owed to TSL Partners and all other obligations between the parties. Pursuant to the terms of the amended and restated consulting agreement, as modified by the termination agreement, we granted to Mr. Kessner a fully-vested non-statutory stock option to purchase up to 42,751 shares of our common stock at an exercise price of $7.25 per share as compensation for the consulting services provided.

On June 21, 2005, we entered into an offer letter with Randall L. Hull regarding Mr. Hull’s employment as President and Chief Operating Officer of Microgy. The offer letter, which is effective as of July 1, 2005, provides for the following principal terms:

•	An annual salary of $200,000;

•	Subject to shareholder approval of our proposed 2005 Equity Incentive Plan, the grant of an option to purchase 150,000 shares of our common stock vesting in two equal annual installments at an exercise price equal to the fair market value of our common stock on the date of grant;

•	Eligibility to participate at the same level as other executives reporting directly to the chief executive officer of Environmental Power in any bonus plan adopted by Environmental Power from time to time and in which employees of Microgy are eligible to participate, subject to the terms of any such plan; and

•	Such medical, dental, retirement, vacation and other benefits as are made available from time to time to other similarly-situated employees of Microgy, as well as a car allowance comparable to that afforded to other senior executives of Environmental Power.

The offer letter with Mr. Hull further provides that, notwithstanding the fact that Mr. Hull will be an employee-at-will, he will be entitled severance equal to six months of his then current base salary if he is terminated without cause, and severance equal to 12 months of his then current base salary if he is terminated without cause within six months of a change in control of Microgy or Environmental Power.

On June 29, 2005, we entered into an offer letter with John F. O’Neill regarding Mr. O’Neill’s employment as Chief Financial Officer and Treasurer of Environmental Power. The offer letter, which is effective as of July 1, 2005, provides for the following principal terms:

•	An annual salary of $200,000;

•	Subject to shareholder approval of our proposed 2005 Equity Incentive Plan, the grant of a non-qualified option to purchase 150,000 shares of our common stock, with 50,000 shares vesting on July 1, 2005, and the balance vesting in two equal annual installments on July 1, 2006 and July 1, 2007, at an exercise price equal to the fair market value of our common stock on the date of grant;

•	Eligibility to participate at the same level as other executives reporting directly to the chief executive officer of Environmental Power in any bonus plan adopted by Environmental Power from time to time, subject to the terms of any such plan; and

•	Such medical, dental, retirement, vacation and other benefits as are made available from time to time to other similarly-situated employees of Environmental Power, as well as a car allowance comparable to that afforded to our other senior executives.

The offer letter with Mr. O’Neill further provides that, notwithstanding the fact that Mr. O’Neill will be an employee-at-will, he will be entitled severance equal to twelve (12) months of his then current base salary if he is terminated without cause. In addition, if Mr. O’Neill is terminated without cause within six months following a change in control of Environmental Power, the vesting of the option described above will accelerate in full.

On July 13, 2005, we entered into letter agreements with each of Joseph E. Cresci, our Chairman, and Donald A. Livingston, our Executive Vice President, referred to as the executives, regarding certain compensation, transition and retirement arrangements for the executives. The letter agreements, which are effective as of July 13, 2005, provide for the following principal terms:

•	Each executive will continue to serve in his current position as an employee of our company until December 31, 2005, provided, however, that in the event that all of the options described below are vested as of such date, our board of directors may elect to extend such period of employment until no later than June 30, 2006, unless a later date is mutually agreed upon between us and the executive, with the date ultimately determined or agreed upon being referred to as the retirement date.

•	During the period ending on the retirement date, referred to as the transition period, we will continue to pay each executive his current salary (currently $225,000 per year), and provide the executive with his current benefits. In addition, provided the executive continues to perform his duties for the entire transition period, then, for the 12-month period following the retirement date, we will continue to pay the executive an amount equal to his current salary, plus such benefits as are currently enjoyed by such executive. Thereafter, we will provide each executive with family medical insurance until the executive is eligible for Medicare.

•	Each executive will mentor the president of Microgy and such other officers or employees of the Company or Microgy as the Board may reasonably request, and will provide support for the business development efforts of the Company and its subsidiaries consistent with their historical positions, responsibilities and activities.

•	Subject to stockholder approval of the 2005 Equity Incentive Plan, the grant of a non-statutory stock option to each executive to purchase up to 200,000 shares of our common stock at an exercise price equal to the fair market value of our common stock on the date of grant. The vesting of the options will be based on the achievement of certain corporate goals related to the business development efforts of Microgy, to which the executives are expected to make a significant contribution during the transition period. The options will vest as follows:

•	75% of the shares subject to each option will vest if, on or before October 31, 2005, management has presented to our board of directors one or more agreements involving South-Tex Treaters, Inc. or a comparable provider of gas scrubbing equipment and services relating to one or more projects in the Southwestern United States providing for the development or construction of the equivalent of an aggregate of 10 digesters having a capacity of 700,000 gallons each, and the board has authorized further investment in such project or projects and, therefore, determined that the shares should vest.

•	25% of the shares subject to each option will vest if, on or before December 31, 2005, in addition to the projects referred to above, management has presented to our board of directors one or more agreements and/or a report regarding completed development steps pertaining to a second project or group of projects of an aggregate size comparable to the project or projects described above, and the board has authorized further investment in such project or projects and, therefore, determined that the shares should vest.

•	In the event that, following the presentation of any project or projects to our board of directors as described above, if at any time during the 12-month period following such presentation, we should later determine to invest any corporate resources (including the time of corporate personnel) in pursuit of such project or projects, then such investment will be deemed to have been approved by the board within the time periods set forth above and the option shall be deemed to be vested as to the percentage of shares related thereto.

•	In the event that the executive is terminated by our board of directors without cause prior to the retirement date, the executive will be entitled to severance equal to 12 months’ of his current base salary, paid in accordance with the Company’s usual payroll practices, together with all other payments or benefits otherwise contemplated by the letter agreement. In addition, all options would vest in full, except to the extent that such termination occurs after the date for satisfaction of the applicable vesting criteria and such vesting criteria have not been satisfied on or prior to such date.

The letter agreements do not affect the status of the executives as members of our board of directors.

For additional information regarding stock options and stock awards granted to our directors and named executive officers in 2004, see “Corporate Governance — Compensation of Directors” and “Information About Executive Compensation — Option Grants in Last Fiscal Year.”

INFORMATION ABOUT EXECUTIVE COMPENSATION

SUMMARY OF EXECUTIVE COMPENSATION

The table below sets forth the total compensation paid or accrued for the fiscal years ended December 31, 2004, 2003 and 2002 to our chief executive officer and each of our three other executive officers who were serving as executive officers on December 31, 2004. We refer to these officers as our named executive officers.

	Annual Compensation				Long-Term Compensation Awards
Name and Principal Position	Year	Salary	Bonus	Other (1)	Restricted Stock Awards (2)	Securities Underlying Options		All Other Compensation
Joseph E. Cresci	2004	$222,908	—	$14,452	$59,995	142,858		—
Chairman	2003	$330,000	—	—	—	—		—
	2002	$400,000	—	—	—	—		—

Kamlesh R. Tejwani (3)	2004	$225,000	—	$9,080	—	571,429	(4)	—
President and Chief	2003	$110,913	—	—	—	—		—
Executive Officer	2002	—	—	—	—	—		—

Donald A. Livingston	2004	$256,350	—	$12,348	$19,998	142,858		—
Executive Vice President	2003	$378,900	—	—	—	—		—
and President, Microgy, Inc.	2002	$400,000	—	—	—	—		—

R. Jeffrey Macartney (5)	2004	$185,583	—	$6,600	$10,661	—		—
Former Chief Financial	2003	$148,667	—	—	—	42,857		—
Officer and Treasurer	2002	$109,333	—	—	—	14,286		—

(1)	Consists of payment of lease expenses for automobiles that are partially used for personal use.

(2)	Consists of 9,966, 3,322 and 1,771 shares of our common stock underlying restricted stock awards granted to Messrs. Cresci, Livingston and Macartney in 2004 in accordance with the terms of our 2003 Incentive Compensation Plan in consideration of salary reductions taken in 2003 and 2004. Shares subject to awards vest in four equal installments for each full calendar quarter of service completed from and after March 31, 2005. The value of the awards is based on the closing price of $6.02 for our common stock on the OTC Bulletin Board on March 15, 2004, the date of grant.

(3)	Mr. Tejwani joined us in July 2003. Accordingly, no information is shown for 2002.

(4)	On March 29, 2004, the Company and Mr. Tejwani entered into an amendment to the option agreement relating to these options pursuant to which the original option grant to Mr. Tejwani covering 714,286 shares was reduced by 142,857 shares.

(5)	Mr. Macartney joined us in April 2002, and his employment with us terminated in June 2005.

OPTION GRANTS IN LAST FISCAL YEAR

The following table sets forth information regarding grants of stock options to purchase shares of our common stock made to our named executive officers during the fiscal year ended December 31, 2004.

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (1)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price per Share	Expiration Date	5%	10%
Joseph E. Cresci (2)	142,858	23%	$7.00	3/29/2014	$628,898	$1,593,752
Kamlesh R. Tejwani	—	—	—	—	—	—
Donald A. Livingston (3)	142,858	23%	$7.00	3/29/2014	$628,898	$1,593,752
R. Jeffrey Macartney (4)	21,429	4%	$7.63	6/23/2014	$102,826	$260,582

(1)	Amounts reported in these columns represent amounts that may be realized upon exercise of the stock options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation (5% and 10%) on our common stock over the term of the stock options, net of exercise price. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock and the date on which the options are exercised.

(2)	The 142,858 shares subject to these options vest upon the successful completion of specific milestones related to the development of our Microgy subsidiary, including the number of projects in construction during 2004. These options vested completely on September 23, 2004.

(3)	The 142,858 shares subject to these options vest upon the successful completion of specific milestones related to the development of our Microgy subsidiary, including the number of projects in construction during 2004. These options vested completely on September 23, 2004.

(4)	10,714 of the shares subject to these options vest annually in equal installments over a 4-year period starting on the grant date. 10,715 of the shares subject to these options vest on the earlier of the 4th year anniversary of the grant date or upon successful completion of specific performance goals.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

The following table sets forth information regarding the exercise of stock options during the fiscal year ended December 31, 2004 and stock options held as of December 31, 2004 by our named executive officers.

	Options Exercised
			Number of Securities Underlying Unexercised Options		Value of Unexercised “In-the-Money” Options (2)
2004 Option Exercises & Year-End Option Values	Shares Acquired	Value Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable
Joseph E. Cresci	—	$—	142,858	—	$—	$—
Kamlesh R. Tejwani	—	$—	571,429	—	$1,875,001	$—
Donald A. Livingston	—	$—	142,858	—	$—	$—
R. Jeffrey Macartney	—	$—	17,859	60,714	$37,505	$40,496

(1)	Value represents the difference between the exercise price per share and the fair market value per share of our common stock on the date of exercise, multiplied by the number of shares acquired on exercise.

(2)	Value is based on the difference between the closing sale price per share of our common stock on December 31, 2004, the last trading day of the fiscal year ended December 31, 2004 as reported on the American Stock Exchange ($7.00), and the applicable option exercise price, multiplied by the number of shares subject to the option.

DEFINED BENEFIT PENSION PLAN

Effective January 1, 1998, we established a non-contributory defined benefit pension plan covering all of our employees who are at least 21 years of age and who have completed at least one year of service. Under the plan, the benefits payable to each employee at the normal retirement age of 62 are based on years of service and compensation during the three consecutive years of the 10 years immediately preceding retirement that would yield the highest monthly benefit payment. Employees who have at least 20 years of service at the time of their retirement would receive the maximum retirement benefit. Our general funding policy is to contribute annually to the plan the maximum amount that can be deducted for Federal income tax purposes.

Effective January 1, 2003, we amended the Plan to provide that benefits earned after 2002 will accrue at the rate of 1.5% of average compensation (with no cap on service) and will be payable at age 65 rather than age 62. Existing accrued benefits will remain intact. The amended Plan has a two-year waiting period before employees enter the Plan, rather than one year. Employees who join the Plan after two years will be fully vested at that time.

The following table shows the estimated annual pension benefits payable upon retirement to a participant of the Plan for various salary levels and years of service.

	Years of Service
Average Annual Compensation	10	15	20	25
100,000	15,000	22,500	30,000	37,500
150,000	22,500	33,750	45,000	56,250
200,000	30,000	45,000	60,000	75,000
250,000	30,000	45,000	60,000	75,000

During fiscal year 2004, the maximum amount of annual compensation that may be included for Plan purposes was $205,000. The figures shown above apply under the Plan as amended. The benefit amounts listed are not subject to any deduction for Social Security or other offset amounts. As a result of limitations imposed under the Federal income tax law, the maximum annual benefit payable under the Plan for the fiscal year ending December 31, 2004 is $165,000, although the amount will be actuarially adjusted in accordance with Federal income tax regulations if payments commence prior to or following the date that unreduced Social Security benefits become payable. Under the Plan, as of December 31, 2004, Messrs. Cresci and Livingston each had over twenty years of credited service, and Mr. Macartney had 2.7 years of credited service, and Mr. Tejwani had 1.5 years of credited service.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS

Please see the section of this proxy statement entitled “Certain Relationships and Related Transactions” for information regarding employment and termination arrangements between us and Kamlesh R. Tejwani, our President and Chief Executive Officer, Joseph E. Cresci, our Chairman, Donald A. Livingston, our Executive Vice President, John F. O’Neill, our Chief Financial Officer and Treasurer, and Randall L. Hull, President and Chief Operating Officer of Microgy.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table sets forth the following information, as of December 31, 2004, with respect to compensation plans (including individual compensation arrangements) under which equity securities of EPC are authorized for issuance; the number of securities to be issued upon the exercise of outstanding options, warrants and rights; the weighted-average exercise price of such options, warrants and rights; and, other than the securities to be issued upon the exercise of such options, warrants and rights, the number of securities remaining available for future issuance under the plans.

Plan Category	Shares Issued (1)	Exercise Price (2)	Shares Remaining (3)
Equity compensation plans approved by security holders	716,016	9.43	433,987
Equity compensation plans not approved by security holders	1,609,980	6.95	—
Total	2,325,996	7.71	433,987

(1)	Number of securities to be issued upon exercise of outstanding options, warrants and rights

(2)	Weighted average exercise price of outstanding options, warrants and rights

(3)	Number of Securities remaining available for future insurance under equity compensation plans

The options, warrants and rights to purchase 1,609,980 shares issued under compensation arrangements not approved by security holders consist of:

•	Options for 21,429 shares and warrants for 50,000 shares issued in 2001, options for 14,286 shares issued in 2002, and 7,144 warrants issued in 2004 referred to in Note L and described in Note O to our Consolidated Financial Statements for the year ended December 31, 2004, referred to as the 2004 financial statements, which appear in our Annual Report on Form 10-K for the year ended December 31, 2004; and

•	571,429 options issued to Kamlesh R. Tejwani on July 3, 2003 as part of his overall compensation package. The terms of these options changed in March 2004. These changes are described in Note L to the 2004 financial statements.

•	142,858 options issued to Joseph E. Cresci in March 2004 as part of his compensation package, described in Note L to the 2004 financial statements.

•	142,858 options issued to Donald A. Livingston in March 2004 as part of his compensation package, described in Note L to the 2004 financial statements.

•	659,976 warrants issued as part of the 2004 Private Placement. See the Private Placement section under Note L to the 2004 financial statements.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of Jessie J. Knight, Jr., August Schumacher, Jr., and Robert I. Weisberg. No member of the Compensation Committee is now an officer or an employee of EPC or any of its subsidiaries or has been at any time an officer or employee of EPC or any of its subsidiaries. R. Jeffrey Macartney, our former Chief Financial Officer, assisted the Compensation Committee with the retention and evaluation of the report of the compensation consultant hired by the Company in 2004. Based on this report, Mr. Macartney made recommendations to the Compensation Committee regarding compensation for all employees, including himself, but did not participate in any deliberations regarding his own compensation. In addition, Mr. Cresci participated in discussions with the Compensation Committee regarding the reduction of his and Mr. Livingston’s salaries in 2004 and related equity compensation for each of them, but did not participate in the Compensation Committee’s final deliberations on these matters.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION GENERALLY

The Compensation Committee of the Board of Directors determines the Company’s executive compensation policies and sets compensation for our Chairman and our President and Chief Executive Officer, referred to as the CEO.

The Compensation Committee’s policy is to offer competitive compensation packages that will permit the Company to attract and retain individuals with superior abilities, and to motivate and reward such individuals on the basis of the Company’s performance in an appropriate fashion that is in the long-term interests of the Company and its stockholders. Currently, executive compensation is comprised of salary and cash bonuses that may be awarded from time to time, as well as long-term incentive opportunities in the form of stock options as warranted.

The Compensation Committee takes into account various qualitative and quantitative indicators of corporate and individual performance in determining the level and composition of compensation for the Chairman and the CEO. While the Compensation Committee considers corporate performance measures such as net income, earnings per share, return on assets and return on equity, the Compensation Committee also appreciates the importance of achievements that may be difficult to quantify, and accordingly recognizes qualitative factors, such as successful supervision of major projects and demonstrated leadership ability. Base salaries for the Chairman and the CEO are established at levels considered appropriate in light of the duties and scope of responsibilities of each officer’s position. Salaries are generally reviewed periodically and adjusted as warranted to reflect individual officer performance. The Compensation Committee focuses primarily on total annual compensation, including incentive awards and benefits derived from other fringe benefits such as the pension plan, rather than base salary alone, as the appropriate measure of compensation for executive officer performance and contribution. Compensation decisions regarding executive officers other than the Chairman and CEO are made by the Chairman and CEO, in consultation with the Compensation Committee and the Chief Financial Officer, except that the Chief Financial Officer does not participate in deliberations relating to his own compensation.

In March 2004, after reviewing the compensation arrangements for Joseph E. Cresci, our Chairman, and Donald A. Livingston, our Executive Vice President and President of Microgy, we determined that a reduction in their base salaries, coupled with the grant of performance based options, would be appropriate in light of the current stage of the Company’s growth and development. We believed that such a change in their compensation arrangements would help conserve cash, while also giving both individuals a significant incentive to pursue the achievement of certain important goals relating to the development of Microgy’s business. As a result of this determination, at the request of the Compensation Committee, Messrs. Cresci and Livingston agreed to a reduction in their base salaries to $225,000 per year, and were each granted an option to purchase 142,857 shares of common stock at an exercise price of $7.00 per share, vesting upon the satisfaction of certain goals relating to Microgy. These goals were determined to have been satisfied in September 2004, and these options have now vested in full.

In June 2004, we undertook a comprehensive review of the Company’s compensation policies. At the request of the Compensation Committee, an outside compensation consultant was hired to review the Company’s compensation practices in light of the industry in which the Company operates, as well as its current stage of development. Our review of this report indicated that the compensation of our Chairman and CEO was generally in line with that of persons with similar roles in similarly situated companies. However, such review indicated that our Chief Financial Officer, as well as the Company’s employees generally, ought to receive further equity incentives in the form of stock options, as well as certain adjustments in their base salaries. These equity incentives and salary adjustments have been implemented.

COMPENSATION OF THE CEO

Mr. Tejwani was hired as CEO in July 2003. In connection with the hiring of Mr. Tejwani, the Compensation Committee determined to pay him a base salary of $225,000, which the Compensation Committee believed to be commensurate with Mr. Tejwani’s experience and the level of compensation accorded to chief executive officers of similarly-situated companies. This salary level is reflected in Mr. Tejwani’s employment agreement as his minimum salary, and did not change in 2004. In addition, as part of his employment package as CEO, the Company made an option grant to acquire 714,286 shares of common stock to Mr. Tejwani, which was subsequently reduced to 571,289 shares in March 2004. See “Repricing of Options” below. The Compensation Committee believed that it was important to give Mr. Tejwani a strong equity-based incentive given his lack of ownership of the Company’s stock, in order to more closely align his interests with those of the Company’s stockholders. The March 2004 amendment to Mr. Tejwani’s stock options was intended to tie the vesting of those options more closely with certain financing objectives important to the Company’s future growth and for which Mr. Tejwani has principal responsibility, and to bring his equity-based incentive more into line with the overall distribution of equity incentives throughout the Company. Given the Company’s cash constraints, no bonus was paid to Mr. Tejwani for 2004.

SECTION 162(M)

In 1993, Congress enacted Section 162(m) of the Internal Revenue Code, which prevents publicly held corporations from deducting compensation in excess of $1 million paid to CEO’s and the four highest compensated officers unless the compensation is performance-based and certain other conditions are satisfied. The Compensation Committee takes the limitations of Section 162(m) into account in making its compensation decisions, but such limitations are not a determining factor. The Compensation Committee does not anticipate that the limitations of Section 162(m) would apply in any material respect to the Company’s current compensation arrangements, if at all.

REPRICING OF OPTIONS

Based on an evaluation of Mr. Tejwani’s overall compensation package, on March 29, 2004, the Company entered into an amended and restated non-statutory stock option agreement with him. Pursuant to this agreement, Mr. Tejwani’s option to acquire 714,286 shares of our common stock was reduced by 142,857 shares. In exchange for this reduction, Mr. Tejwani’s option was repriced as to 35,714 shares having an exercise price of $10.50 per share, with such exercise price being reduced to $7.00 per share. The Compensation Committee believes that this reduction was appropriate, in light of the fact that the original exercise price of $10.50 per share was far in excess of the market price of the Company’s common stock on the original grant date, which was $1.40, and that the new exercise price was set at the then-current market price. The exercise prices for the remaining 505,715 shares subject to this option remained unchanged.

Ten-Year Option Repricings
Name	Date	Number of Securities Underlying Options Repriced or Amended	Market Price of Stock at the Time of Repricing or Amendment	Exercise Price at the Time of Repricing or Amendment	New Exercise Price	Length of Original Option Term Remaining at Date of Repricing or Amendment
Kamlesh R. Tejwani President and Chief Executive Officer	3/29/2004	35,714	$7.00	$10.50	$7.00	9 years, 4 months, 4 days

Respectfully submitted by the Compensation Committee,
Jessie J. Knight, Jr.
August Schumacher, Jr.
Robert I. Weisberg

COMPARATIVE STOCK PERFORMANCE GRAPH

The following graph compares the cumulative stockholder return on our Common Stock with the return on the NASDAQ Market Index, the American Stock Exchange Market Value Index, and the SIC Code 4911 (Electric Services) Index, for the five year period ended December 31, 2004. We have included the American Stock Exchange Market Value Index insofar as our common stock began trading on the American Stock Exchange on December 27, 2004. Therefore we expect to discontinue use of the NASDAQ Market Index in the future.

PROPOSAL TWO — APPROVAL OF 2005 EQUITY INCENTIVE PLAN

Effective as of May 5, 2005, our board of directors adopted, subject to stockholder approval, our 2005 Equity Incentive Plan, referred to as the 2005 Plan. The 2005 Plan reserves 1,200,000 shares of our common stock for issuance in connection with stock options, restricted stock awards and other equity-based awards granted under the 2005 Plan.

The board of directors wishes to provide for additional shares of common stock to be made available for the grant of options to attract and retain the best available personnel, provide additional incentive to our officers, employees, consultants and non-employee directors and promote the success of our business.

Stockholders are asked to approve the amendment to qualify options for treatment as incentive stock options for purposes of Section 422 of the Internal Revenue Code, to qualify compensation under the 2005 Plan as performance-based for purposes of Section 162(m), and in order to satisfy Amex guidelines relating to equity compensation. If stockholder approval is not received, the board of directors will reconsider the adoption of the 2005 Plan.

Our executive officers and members of our board of directors may be deemed to have an interest in this proposal insofar as they are eligible to receive awards under the 2005 Plan. However, except as otherwise set forth in the table entitled “New Plan Benefits” below, none of these persons have been granted an award under the 2005 Plan.

BOARD RECOMMENDATION

The board of directors believes that the future success of Environmental Power depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating our officers, employees, consultants and non-employee directors. Accordingly, the board of directors unanimously recommends a vote “FOR” the approval of the 2005 Equity Incentive Plan.

SUMMARY OF THE 2005 PLAN FEATURES

The following is a brief summary of the 2005 Plan, as amended, and is qualified in its entirety by reference to the copy of the proposed amendment and the 2005 Plan attached to this proxy statement as Appendix B.

DESCRIPTION OF AWARDS

The 2005 Plan provides for the grant of incentive stock options intended to qualify under Section 422 of the Internal Revenue Code, nonstatutory stock options, restricted stock awards, and other stock-based awards, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock and the grant of stock appreciation rights (collectively “Awards”).

Incentive Stock Options and Nonstatutory Stock Options. Optionees receive the right to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may not be granted at an exercise price less than the fair market value of the common stock on the date of grant. Options may not be granted for a term in excess of ten years. The 2005 Plan permits the Board to determine the manner of payment of the exercise price of options, including through payment by cash, check or in connection with a “cashless exercise” through a broker, by surrender to Environmental Power of shares of common stock, by delivery of a promissory note, or by any other lawful means.

Restricted Stock Awards. Restricted stock awards entitle recipients to acquire shares of common stock, subject to our right to repurchase all or part of such shares from the recipient in the event that the conditions specified in the applicable Award are not satisfied prior to the end of the applicable restriction period established for such Award. Subject to appropriate adjustments in connection with the 2005 Plan to reflect stock dividends, stock splits and certain other events, in no event may the number of shares of common stock reserved for issuance under the 2005 Plan and subject to outstanding restricted stock awards exceed 375,000 at any given time.

Other Stock-Based Awards. Under the 2005 Plan, the Board has the right to grant other Awards based upon the common stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into common stock and the grant of stock appreciation rights, provided, however, that no other Awards shall be made unless and until the terms the 2005 Plan and of any such Award are in compliance with Section 409A of the Code.

Shares Available for Issuance under the 2005 Plan. 1,200,000 shares of our common stock are reserved for under the 2005 Plan.

ELIGIBILITY TO RECEIVE AWARDS

Officers, employees, directors, consultants and advisors of Environmental Power and its subsidiaries, including persons who have entered into an agreement with us under which they will be employed or engaged by us in the future, are eligible to be granted Awards under the 2005 Plan. Under present law, however, incentive stock options may only be granted to employees. The maximum number of shares with respect to which an Award may be granted to any participant under the 2005 Plan may not exceed 375,000 shares per calendar year.

As of May 31, 2005, approximately 34 employees, including our four executive officers, and four non-employee directors were eligible to receive Awards under the 2005 Plan. We expect that we may make option grants to our directors and named executive officers under the 2005 Plan in the future. However, the granting of Awards under the 2005 Plan is discretionary, and, except as set forth below, we cannot now determine the number or type of Awards to be granted in the future to any particular officer, employee or group thereof.

NEW PLAN BENEFITS

2005 Equity Incentive Plan
Name and Position	Number of Units (1)
Kamlesh R. Tejwani President and Chief Executive Officer	(2)

Joseph E. Cresci Chairman	200,000

Donald A. Livingston Executive Vice President	200,000

John F. O’Neill Chief Financial Officer and Treasurer	150,000

Randall L. Hull President of Microgy, Inc.	150,000

R. Jeffrey Macartney Former Chief Financial Officer	0

Executive Group	(2)

Non-Executive Director Group	(2)

Non-Executive Officer Employee Group	(2)

(1)	Shares of common stock underlying option grants.

(2)	While these individuals or groups are eligible to participate in the 2005 Plan, grants of awards to these individuals or groups are discretionary, no awards have yet been granted to these individuals or groups under the 2005 Plan (except to the extent of the awards to executive officers individually identified in this table), and the number or type of awards to be granted cannot now be determined.

On July 11, 2005, the last reported sale price of our common stock on the American Stock Exchange was $5.74 per share.

ADMINISTRATION

The 2005 Plan is administered by the Board of Directors. The Board has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the 2005 Plan and to interpret the provisions of the 2005 Plan. Pursuant to the terms of the 2005 Plan, the Board of Directors may delegate authority under the 2005 Plan to one or more committees of the Board, and subject to certain limitations, to one or more officers of Environmental Power. The Board has authorized the Compensation Committee to administer the 2005 Plan, including the granting of options to executive officers. Subject to any applicable limitations contained in the 2005 Plan, the Board of Directors, or the Compensation Committee or any other committee or officer to whom the Board delegates authority, as the case may be, selects the recipients of Awards and determines (i) the number of shares of common stock covered by options and the dates upon which such options become exercisable, (ii) the exercise price of options, (iii) the duration of options, and (iv) the number of shares of common stock subject to any restricted stock or other stock-based Awards and the terms and conditions of such Awards, including conditions for repurchase, issue price and repurchase price.

The Board of Directors is required to make appropriate adjustments in connection with the 2005 Plan and any outstanding Awards to reflect stock dividends, stock splits and certain other events. In the event of a merger, liquidation or other reorganization event (as defined in the 2005 Plan), the Board of Directors is authorized to provide for outstanding options or other stock-based Awards to be assumed or substituted for, and, if the acquiring or succeeding corporation does not agree to assume or substitute for, such Awards, the Board of Directors is authorized to provide for the acceleration of any Award, and, if applicable, to make an Award fully exercisable prior to consummation of the reorganization event or to provide for a cash out of the value of any outstanding options. Upon the occurrence of a reorganization event, the repurchase and other rights of the Company under each outstanding Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the common stock was converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as they applied to the common stock subject to such restricted stock Award.

AMENDMENT OR TERMINATION

No Award may be made under the 2005 Plan after May 5, 2015, but Awards previously granted may extend beyond that date. The Board of Directors may at any time amend, suspend or terminate the 2005 Plan, provided however, that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment has been approved by the Company’s stockholders.

FEDERAL INCOME TAX CONSEQUENCES

The following generally summarizes the United States federal income tax consequences that generally will arise with respect to awards granted under the 2005 Plan. This summary is based on the tax laws in effect as of the date of this proxy statement. This summary assumes that all awards granted under the 2005 Plan are exempt from, or comply with, the rules under Section 409A of the Internal Revenue Code related to nonqualified deferred compensation. Changes to these laws could alter the tax consequences described below.

INCENTIVE STOCK OPTIONS

A participant will not have income upon the grant of an incentive stock option. Also, except as described below, a participant will not have income upon exercise of an incentive stock option if the participant has been employed by us or a 50% or more owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.

A participant will have income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The type of income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and a portion of the profit will be ordinary income and a portion may be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

NONSTATUTORY STOCK OPTIONS

A participant will not have income upon the grant of a nonstatutory stock option. A participant will have compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

RESTRICTED STOCK

A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Internal Revenue Code is made within 30 days of the date of grant. If a timely 83(b) election is made, then a participant will have compensation income equal to the value of the stock less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

TAX CONSEQUENCES TO ENVIRONMENTAL POWER

There will be no tax consequences to Environmental Power except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Internal Revenue Code.

PROPOSAL THREE — RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

Our board of directors has selected the firm of Vitale, Caturano & Company, Ltd. as independent auditors for the fiscal year ending December 31, 2005.

Although stockholder approval of the board of directors’ selection of Vitale, Caturano & Company, Ltd. is not required by law, our board of directors believes that it is advisable to give stockholders an opportunity to ratify this selection. If this proposal is not approved at the annual meeting, our board of directors will reconsider its selection of Vitale, Caturano & Company, Ltd.

Vitale, Caturano & Company, Ltd. also served as our independent auditors for the fiscal year ending December 31, 2004. Representatives of Vitale, Caturano & Company, Ltd. are expected to be present at the annual meeting and will have the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions from our stockholders.

BOARD RECOMMENDATION

The board of directors unanimously recommends a vote “FOR” the ratification of the selection of Vitale, Caturano & Company, Ltd. as Environmental Power Corporation’s independent auditors for the fiscal year ending December 31, 2005.

OTHER MATTERS

Our board of directors does not know of any other matters that may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy card to vote, or otherwise act, in accordance with their judgment on those matters.

SOLICITATION OF PROXIES

The cost of solicitation of proxies will be borne by Environmental Power. In addition to the solicitation of proxies by mail, officers and employees of Environmental Power may solicit proxies in person or by telephone. We may reimburse brokers or persons holding stock in their names, or in the names of their nominees, for their expenses in sending proxies and proxy material to beneficial owners.

REVOCATION OF PROXY

Subject to the terms and conditions set forth in this proxy statement, all proxies received by us will be effective, notwithstanding any transfer of the shares to which those proxies relate, unless prior to the closing of the polls at the annual meeting, we receive a written notice of revocation signed by the person who, as of the record date, was the registered holder of those shares. The notice of revocation must indicate the certificate number and numbers of shares to which the revocation relates and the aggregate number of shares represented by the certificate(s).

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for inclusion in the proxy statement to be furnished to all stockholders entitled to vote at our 2006 Annual Meeting of Stockholders must be received at our principal executive offices (i) not later than March 23, 2006, which corresponds to 120 days before the day of the year that the proxy statement relating to the 2005 Annual Meeting is dated or (ii) in the event the date of the 2006 Annual Meeting changes by more than 30 days from the day of the year on which the 2005 Annual Meeting was held, a reasonable time before we mail our proxy materials for the 2006 Annual Meeting. In order to avoid controversy as to the date on which we received a proposal, it is suggested that proponents submit their proposals by certified mail-return receipt requested. Such proposals must also meet the other requirements established by the Securities and Exchange Commission for stockholder proposals.

By Order of the Board of Directors,

Portsmouth, New Hampshire July 21, 2005	Joseph E. Cresci Chairman and Secretary

OUR BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE ANNUAL MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO VOTE BY TELEPHONE OR BY MAIL. A PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION WILL BE APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXY CARDS OR VOTED BY PROXY BY TELEPHONE.

APPENDICES

Appendix A — Amended and Restated Audit Committee Charter

Appendix B — 2005 Equity Incentive Plan*

*	We intend to register the additional shares of our common stock provided for by the 2005 Equity Incentive Plan as soon as practicable after August 11, 2005 if the Plan is approved.

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Appendix A

ENVIRONMENTAL POWER CORPORATION

Amended and Restated Charter of
the Audit Committee of the Board of Directors
Originally Adopted in April 2001
Amended and Restated in October 2003
Further Amended and Restated in November 2004

I.	Audit Committee Purpose

The Audit Committee is appointed by the Board of Directors (the “Board”) of Environmental Power Corporation (the “Company”) to assist the Board in fulfilling its oversight responsibilities. The Audit Committee’s primary duties and responsibilities are to:

•	Monitor the integrity of the Company’s financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

•	Monitor the independence and performance of the Company’s internal and independent auditors.

•	Monitor compliance by the Company with legal and regulatory requirements.

•	Facilitate open communication among the Company’s independent auditors, internal auditors, employees, management, and the Board.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the authority to retain, at the Company’s expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

The Audit Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. The responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Audit Committee to plan, conduct, oversee or determine the appropriate scope of any audit, or to determine that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles (“GAAP”) or applicable law, or to guarantee the independent auditor’s report. In exercising its business judgment, the Audit Committee shall be entitled to rely on the information and advice provided by the Company’s management and its independent auditors. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The independent auditors are responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements.

II.	Audit Committee Composition

The Audit Committee will consist of at least three (3) members of the Board, all of whom shall be independent, as determined in accordance with the applicable rules of the National Association of Securities Dealers (“NASD”), the New York Stock Exchange, the American Stock Exchange and Section 301 of the Sarbanes-Oxley Act of 2002 (together with the applicable rules thereunder, the “Sarbanes-Oxley Act”). The members of the Audit Committee will be appointed by and will serve at the discretion of the Board. The members of the Audit Committee shall each have the ability to read and understand fundamental financial statements, including the balance sheet, income statement and cash flow statement. In addition, at least one member of the Audit Committee shall have accounting or related financial management expertise. Unless otherwise determined by the Board (in which case disclosure of such determination shall be made in the Company’s annual report for fiscal years beginning with Fiscal Year 2003 filed with the Securities and Exchange Commission (the “SEC”)), at least one member of the Audit Committee shall be an “audit committee financial expert” (as defined and required by applicable SEC rules).

Notwithstanding the foregoing, to the extent that the Company’s securities are not listed for trading on the NASDAQ National Market, the New York Stock Exchange, the American Stock Exchange or any other national securities exchange or national securities association, or the Company is not considered an “issuer” or “listed issuer” for purposes of the Sarbanes-Oxley Act, the Board may, in the exercise of its business judgment, vary the requirements for membership on the Audit Committee, to the extent that any such variation is permissible under applicable law and the Board determines that any such variation is in the best interests of the Company. Until such time as the Company’s securities are listed for trading on the NASDAQ National Market, the New York Stock Exchange, the American Stock Exchange or any other national securities exchange or national securities association, the Board shall use the definition of “independence” found in the rules of the NASD applicable to companies with securities listed for trading on the NASDAQ National Market when evaluating the independence of the members or proposed members of the Audit Committee.

Audit Committee members shall be appointed by the Board at least annually. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Audit Committee members. The Chairman of the Committee shall have accounting or related financial management experience.

III.	Audit Committee Meetings

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company’s financial statements and significant findings based upon the auditors limited review procedures.

IV.	Audit Committee Compensation

The compensation of Audit Committee members shall be as determined by the Board (or a committee thereof other than the Audit Committee). No member of the Audit Committee may receive any consulting, advisory or other compensatory fee from the Company other than fees paid in his or her capacity as a member of the Board, the Audit Committee or any other committee of the Board.

V.	Audit Committee Responsibilities and Duties

Review Procedures

1.	Review and reassess the adequacy of this Charter at least annually. Submit proposed changes in the charter to the Board for approval and have the document published at least every three years (or more frequently, to the extent it is materially amended) in accordance with SEC regulations.

2.	Review the internal audit function of the Company including the independence and authority of its reporting obligations, the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

3.	Review the Company’s annual audited financial statements prior to filing or distribution. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices, and judgments, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4.	The Audit Committee shall discuss with the independent auditors the auditors’ judgments about the quality, not just the acceptability, of the Company’s accounting principles as applied to its financial reporting. The discussion shall include such issues as the clarity of the Company’s financial disclosures and the degree of aggressiveness or conservatism of the Company’s accounting principles and underlying estimates and other significant decisions made by management in preparing the financial disclosure.

5.	Based upon the discharge of its responsibilities under this Charter, and any other information, discussion or communication that the Audit Committee in its business judgment deems relevant, the Audit Committee shall consider whether it will recommend to the Board that the Company’s audited financial statements be included in the Company’s annual reports on Form 10-K.

6.	Review with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

7.	Review all affiliated and related party transactions on an ongoing basis, approve any such transactions, and review disclosure of such transactions.

8.	Provide sufficient opportunity for the internal and independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors’ evaluation of the corporation’s financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

9.	In consultation with the management, the independent auditors, and the internal auditors, consider the integrity of the Company’s financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review with the independent auditor any problems or difficulties the auditor may have encountered and any management letter provided by the auditor and the Company’s response to that letter. Such review should include:

(a)	Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

(b)	Any changes required in the planned scope of the internal audit.

(c)	The internal audit department’s responsibilities, budget and staffing.

10.	Discuss with the national office of the independent auditors issues on which it was consulted by the Company’s audit team and matters of audit quality and consistency.

11.	Review with financial management and the independent auditors the Company’s quarterly financial results prior to the release of earnings and/or the Company’s quarterly financial statements prior to filing or distribution, including the results of the independent auditors’ review of the quarterly financial statements. Discuss any significant changes to the Company’s auditing and accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61, 71 and 90 prior to the filing or distribution of such quarterly financial statements. The Audit Committee shall direct management to advise the Audit Committee in the event that the Company proposes to disclose or file interim financial information prior to completion of review by the independent auditors.

12.	Review with management and the independent auditors any correspondence with regulators or governmental agencies and any employee complaints or published reports which raise material issues regarding the Company’s financial statements or accounting policies.

13.	Establish procedures for (a) the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters, and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters. Without limiting the foregoing, the Audit Committee shall annually inform the independent auditor, the Chief Financial Officer, the Controller, and any other appropriate senior person, if any, responsible for the internal audit activities, that they should promptly contact the Audit Committee or its Chair about any significant issue or disagreement concerning the Company’s accounting practices or financial statements that is not resolved to his or her satisfaction.

Where such communications are made to the Chair, he or she shall confer with the independent auditors concerning any such communications, and shall notify the other members of the Audit Committee of any communications which the independent auditor or the Chair in the exercise of his or her business judgment believes should be considered by the Audit Committee prior to its next scheduled meeting.

14.	The Audit Committee shall coordinate the Board’s oversight of the Company’s internal accounting controls for financial reporting, the Company’s disclosure controls and procedures and the Company’s code of conduct. The Audit Committee shall receive and review the reports of the Chief Executive Officer and Chief Financial Officer required by Section 302 of the Sarbanes-Oxley Act and Rule 13a-14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Independent Auditors

15.	The independent auditors are ultimately accountable to the Audit Committee and the Board. The Audit Committee shall review the independence and performance of the independent auditors and annually recommend to the Board the appointment of the independent auditors or approve any discharge of the independent auditors when circumstances warrant. The independent auditors shall report directly to the Audit Committee, and the Audit Committee shall have sole and direct responsibility for overseeing the independent auditors, including resolution of any disagreements between the Company’s management and the independent auditors regarding financial reporting. In connection with its oversight role, the Audit Committee shall, from time to time as appropriate, receive and consider the reports required to be made by the independent auditors pursuant to the Exchange Act regarding:

(a)	critical accounting policies and practices;

(b)	alternative treatments within GAAP for policies and practices related to material items that have been discussed with the Company’s management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and

(c)	other material written communications between the independent auditors and the Company’s management.

16.	The Audit Committee shall have sole and direct responsibility for setting the compensation of the independent auditors. The Audit Committee is empowered, without further action by the Board of Directors, to cause the Company to pay the compensation of the independent auditors established by the Audit Committee.

17.	The Audit Committee shall preapprove all services (audit and non-audit) to be provided to the Company by the independent auditors, as required by applicable SEC rules. The Audit Committee shall require the Company to make required disclosure in its SEC periodic reports relating to the approval by the Audit Committee of audit and non-audit services to be performed by the independent auditors and the fees paid by the Company for such services.

18.	On an annual basis, the Audit Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors’ independence, receive periodic reports from the independent auditors regarding the auditors’ independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditors’ independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor. The Audit Committee shall ensure that it receives and reviews from the independent auditors the written disclosures and letter from the independent auditors required by Independence Standards Board Standard No. 1.

19.	Review the experience and qualifications of the senior members of the independent auditor team and the quality control procedures of the independent auditor.

20.	Review the independent auditors’ audit plan — discuss scope, staffing, locations, reliance upon management, and general audit approach.

21.	If applicable, recommend to the Board guidelines for the Company’s hiring of employees of the independent auditors who were engaged on the Company’s account.

Legal Compliance

22.	On at least an annual basis, review with the Company’s counsel any legal matters that could have a significant impact on the organization’s financial statements, the Company’s compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

23.	Annually prepare a report to shareholders as required by the rules and regulations of the SEC. The report should be included in the Company’s annual proxy statement.

24.	Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

25.	Perform any other activities consistent with this Charter, the Company’s by-laws, and governing law, as the Audit Committee or the Board deems necessary or appropriate.

26.	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

Appendix B

ENVIRONMENTAL POWER CORPORATION

2005 EQUITY INCENTIVE PLAN

1.	Purpose.

The purpose of this 2005 Equity Incentive Plan (the “Plan”) of Environmental Power Corporation, a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing such persons with equity ownership opportunities and performance-based incentives and thereby better aligning the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2.	Eligibility.

All of the Company’s employees, officers, directors, consultants and advisors (including persons who have entered into an agreement with the Company under which they will be employed by the Company in the future) are eligible to be granted options, restricted stock awards or such other stock-based awards as the Board may approve in accordance with Section 7 (each, an “Award”) under the Plan. Each person who has been granted an Award under the Plan shall be deemed a “Participant”.

3.	Administration and Delegation.

(a)	Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b)	Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c)	Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act).

7.	Stock Available for Awards.

(a)	Number of Shares. Subject to adjustment under Section 8, Awards may be made under the Plan for up to 1,200,000 shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”). If any Award expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right) or results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan, subject, however, in the case of Incentive Stock Options (as hereinafter defined), to any limitations under the Code. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)	Per-Participant Limit. Subject to adjustment under Section 8, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 375,000 per calendar year. The per-Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code (“Section 162(m)”).

8.	Stock Options.

(a)	General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. An Option that is not intended to be an Incentive Stock Option (as hereinafter defined) shall be designated a “Nonstatutory Stock Option”.

(b)	Incentive Stock Options. An Option that the Board intends to be an “incentive stock option” as defined in Section 422 of the Code (an “Incentive Stock Option”) shall only be granted to employees of the Company, any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Code, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code and shall be subject to and shall be construed consistently with the requirements of Section 422 of the Code. The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) that is intended to be an Incentive Stock Option is not an Incentive Stock Option.

(c)	Exercise Price. The Board shall establish the exercise price at the time each Option is granted and specify it in the applicable option agreement, provided however, that the exercise price shall be not less than 100% of the Fair Market Value (as defined below) of the Common Stock at the time the Option is granted.

(d)	Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement, provided, however, that no Option will be granted for a term in excess of 10 years.

(e)	Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(f) for the number of shares for which the Option is exercised.

(f)	Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1)	in cash or by check, payable to the order of the Company;

(2)	except as the Board may, in its sole discretion, otherwise provide in an option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3)	if provided for in the applicable Option agreement or approved by the Company in its sole discretion, by delivery of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board in good faith (“Fair Market Value”), provided that (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company was owned by the Participant at least six months prior to such delivery and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

(4)	if provided for in the applicable Option agreement or approved by the Company in its sole discretion, and not otherwise contrary to applicable law, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5)	by any combination of the above permitted forms of payment.

(g)	Substitute Options. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Options in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Options may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Options contained in the other sections of this Section 5 or in Section 2.

(h)	Repricing of Options. The Board (by vote of a majority of the then non-employee directors, following a recommendation by the Compensation Committee of the Board or any other committee designated by the Board) shall have the authority, at any time and from time to time, with the consent of the affected Participants, to amend any or all outstanding Options granted under the Plan to provide an Option exercise price per share which may be lower or higher than the original Option exercise price, and/or cancel any such Options and grant in substitution therefor other Awards, including new Options, covering the same or different numbers of shares of Common Stock having an Option exercise price per share which may be lower or higher than the exercise price of the canceled Options; provided, however, that the Board may not engage in any such repricing of Options with respect to Options then held by (i) any “executive officer” of the Company (as defined by Rule 3b-7 under the Exchange Act), (ii) any “officer” of the Company (as defined by Rule 16a-1 under the Exchange Act) or (iii) any director of the Company.

6.	Restricted Stock.

(a)	Grants. The Board may grant Awards entitling recipients to acquire shares of Common Stock, subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the end of the applicable restriction period or periods established by the Board for such Award (each, a “Restricted Stock Award”). Subject to adjustment under Section 8, in no event may the number of shares of Common Stock reserved for issuance under this Plan and subject to outstanding Restricted Awards exceed 375,000 at any given time.

(b)	Terms and Conditions. The Board shall determine the terms and conditions of any such Restricted Stock Award, including the conditions for repurchase (or forfeiture) and the issue price, if any.

(c)	Stock Certificates. Any stock certificates issued in respect of a Restricted Stock Award shall be registered in the name of the Participant and, unless otherwise determined by the Board, deposited by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, Designated Beneficiary shall mean the Participant’s estate.

7.	Other Stock-Based Awards. The Board shall have the right to grant other Awards based upon the Common Stock having such terms and conditions as the Board may determine, including the grant of shares based upon certain conditions, the grant of securities convertible into Common Stock, the grant of stock appreciation rights and other Awards that are comprised of, valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock Unit Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future; provided, however, that no Other Stock Unit Awards shall be made unless and until the terms of the Plan and of any such award are in compliance with Section 409A of the Code. Such Other Stock Unit Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock Unit Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the conditions of each Other Stock Unit Awards, including any purchase price applicable thereto. At the time any Award is granted, the Board may provide that, at the time Common Stock would otherwise be delivered pursuant to the Award, the Participant will instead receive an instrument evidencing the Participant’s right to future delivery of the Common Stock.

8.	Adjustments for Changes in Common Stock and Certain Other Events.

(a)	Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the per-Participant limit set forth in Section 4(b), (iii) the number and class of securities and exercise price per share subject to each outstanding Option, (iv) the per-Participant limit set forth in Section 4(b), (v) the limit on the number of shares subject to outstanding Restricted Stock Awards set forth in Section 6(a), (vi) the repurchase price per share subject to each outstanding Restricted Stock Award, and (vii) the share-and per-share-related provisions of each outstanding Stock Appreciation Right and Other Stock Unit Award, shall be appropriately adjusted by the Company (or substituted Awards may be made, if applicable) to the extent the Board shall determine, in good faith, that such an adjustment (or substitution) is necessary and appropriate. If this Section 8(a) applies and Section 8(c) also applies to any event, Section 8(c) shall be applicable to such event, and this Section 8(a) shall not be applicable.

(b)	Liquidation or Dissolution. In the event of a proposed liquidation or dissolution of the Company, the Board shall, upon written notice to the Participants, provide that all then unexercised Options will (i) become exercisable in full as of a specified time at least 10 business days prior to the effective date of such liquidation or dissolution and (ii) terminate effective upon such liquidation or dissolution, except to the extent exercised before such effective date. The Board may specify the effect of a liquidation or dissolution on any Restricted Stock Award granted under the Plan at the time of the grant.

(c)	Reorganization Events.

(1)	Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction.

(2)	Consequences of a Reorganization Event on Options. Upon the occurrence of a Reorganization Event, or the execution by the Company of any agreement with respect to a Reorganization Event, the Board shall provide that all outstanding Options shall be assumed, or equivalent options shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof). For purposes hereof, an Option shall be considered to be assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in fair market value to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

Notwithstanding the foregoing, if the acquiring or succeeding corporation (or an affiliate thereof) does not agree to assume, or substitute for, such Options, then the Board shall, upon written notice to the Participants, provide that all then unexercised Options will become exercisable in full as of a specified time prior to the Reorganization Event and will terminate immediately prior to the consummation of such Reorganization Event, except to the extent exercised by the Participants before the consummation of such Reorganization Event; provided, however, that in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share of Common Stock surrendered pursuant to such Reorganization Event (the “Acquisition Price”), then the Board may instead provide that all outstanding Options shall terminate upon consummation of such Reorganization Event and that each Participant shall receive, in exchange therefor, a cash payment equal to the amount (if any) by which (A) the Acquisition Price multiplied by the number of shares of Common Stock subject to such outstanding Options (whether or not then exercisable), exceeds (B) the aggregate exercise price of such Options. To the extent all or any portion of an Option becomes exercisable solely as a result of the first sentence of this paragraph, upon exercise of such Option the Participant shall receive shares subject to a right of repurchase by the Company or its successor at the Option exercise price. Such repurchase right (1) shall lapse at the same rate as the Option would have become exercisable under its terms and (2) shall not apply to any shares subject to the Option that were exercisable under its terms without regard to the first sentence of this paragraph.

(3)	Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award.

9.	General Provisions Applicable to Awards

(a)	Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b)	Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Such written instrument may be in the form of an agreement signed by the

Company and the Participant or a written confirming memorandum to the Participant from the Company. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c)	Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d)	Termination of Status. The Board shall determine the effect on an Award of the disability, death, retirement, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award.

(e)	Withholding. Each Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in connection with Awards to such Participant no later than the date of the event creating the tax liability. Except as the Board may otherwise provide in an Award, when the Common Stock is registered under the Exchange Act, Participants may satisfy such tax obligations in whole or in part by delivery of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). The Company may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to a Participant.

(f)	Amendment of Award. The Board may amend, modify or terminate any outstanding Award, including but not limited to, substituting therefor another Award of the same or a different type, changing the date of exercise or realization, and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant’s consent to such action shall be required unless the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(g)	Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h)	Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i)	Deferrals. The Board may permit Participants to defer receipt of any Common Stock issuable upon exercise of an Option or upon the lapse of any restriction applicable to any Restricted Stock Award, subject to such rules and procedures as it may establish.

(j)	Share Issuance. To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of shares of Common Stock or Restricted Stock, the Board may provide for the issuance of such shares on a non-certificated basis, to the extent not prohibited by applicable law or the rules of any stock exchange on which the Common Stock is traded.

10.	Miscellaneous

(a)	No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b)	No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares. Notwithstanding the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to such Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(c)	Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board, but no Award granted to a Participant that is intended to comply with Section 162(m) shall become exercisable, vested or realizable, as applicable to such Award, unless and until the Plan has been approved by the Company’s stockholders to the extent stockholder approval is required by Section 162(m) in the manner required under Section 162(m) (including the vote required under Section 162(m). No Awards shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d)	Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, provided that to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)), provided further that, to the extent determined by the Board, no amendment requiring stockholder approval under any applicable legal, regulatory or listing requirement shall become effective until such stockholder approval is obtained.

(e)	Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

Adopted by the Board of Directors of the Corporation effective as of May 5, 2005.

ANNUAL MEETING OF STOCKHOLDERS OF

ENVIRONMENTAL POWER CORPORATION

August 11, 2005

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

ê  Please detach along perforated line and mail in the envelope provided.  ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the nine (9) directors listed on the right for the ensuing year.

NOMINEES:
☐	FOR ALL NOMINEES	m	Joseph E. Cresci
		m	Donald A. Livingston
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m	Kamlesh R. Tejwani
		m	John R. Cooper
		m	Robert I. Weisberg
☐	FOR ALL EXCEPT (See instructions below)	m	Jessie J. Knight, Jr.
		m	August Schumacher, Jr.
		m	Lon Hatamiya
		m	Steven Kessner

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that   ☐
changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.	To approve the Company's 2005 Equity Incentive Plan	☐	☐	☐

3.	To ratify the selection by the Board of Directors of Vitale, Caturano & Co. Ltd. as the Company's independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

	Check here if the Securities and Exchange Commission's “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ENVIRONMENTAL POWER CORPORATION

Proxy for the Annual Meeting of Stockholders to be held on August 11, 2005
This Proxy is solicited on behalf of the Board of Directors
of Environmental Power Corporation

     The undersigned, revoking all prior proxies, hereby appoint(s) Joseph E. Cresci, John F. O’Neill and Scott E. Pueschel and each of them, with full power of substitution, as proxies to represent and vote, as designated erein, all shares of stock of Environmental Power Corporation (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Hyatt Harborside, 101 Harborside Drive, Boston, Massachusetts on Thursday, August 11, 2005, at 11:00 a.m., local time, and at any adjournment thereof (the “Meeting”).

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this proxy will be voted FOR all proposals. Attendance of the undersigned at the Meeting or at any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall revoke this proxy in writing or shall deliver a subsequently dated proxy to the Secretary of the Company or shall vote in person at the Meeting.

(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

ENVIRONMENTAL POWER CORPORATION

August 11, 2005

PROXY VOTING INSTRUCTIONS

MAIL - Date, sign and mail your proxy card in the envelope provided as soon as possible.	COMPANY NUMBER

- OR -	ACCOUNT NUMBER

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

You may enter your voting instructions at 1-800-PROXIES up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

ê  Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.  ê

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the nine (9) directors listed on the right for the ensuing year.

NOMINEES:
☐	FOR ALL NOMINEES	m	Joseph E. Cresci
		m	Donald A. Livingston
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	m	Kamlesh R. Tejwani
		m	John R. Cooper
		m	Robert I. Weisberg
☐	FOR ALL EXCEPT (See instructions below)	m	Jessie J. Knight, Jr.
		m	August Schumacher, Jr.
		m	Lon Hatamiya
		m	Steven Kessner

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●
To change the address on your account, please check the box at right and
indicate your new address in the address space above. Please note that   ☐
changes to the registered name(s) on the account may not be submitted via this method.

		FOR	AGAINST	ABSTAIN
2.	To approve the Company's 2005 Equity Incentive Plan	☐	☐	☐

3.	To ratify the selection by the Board of Directors of Vitale, Caturano & Co. Ltd. as the Company's independent auditors for the fiscal year ending December 31, 2005.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the Meeting or any adjournment thereof.

	Check here if the Securities and Exchange Commission's “householding” rule applies to you and you wish to continue receiving separate proxy materials without participating in the rule.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:
Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.